                                                                   EXHIBIT 10.10

                      S CORPORATION TERMINATION AGREEMENT

          This S CORPORATION TERMINATION AGREEMENT (the "Agreement") dated March __, 1997 among Computer Generated Solutions, Inc., a Delaware corporation (the "Company"), and Philip Friedman and Victor Friedman (individually a "Stockholder" and collectively the "Stockholders").

          WHEREAS, the Company contemplates offering its stock to the public pursuant to a Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the "Public Offering");

          WHEREAS, the Company plans to distribute a dividend to the Stockholders subsequent to the completion of such Public Offering, in an aggregate amount equal to the Company's undistributed Accumulated Adjustments Account ("AAA"), as defined in Section 1368(e) of the Internal Revenue Code of 1986, as amended (the "Code"), as of the Termination Date (as hereinafter defined);

          WHEREAS, the Company has been an S corporation since incorporation and will continue to be an S corporation until the Termination Date, upon which it will be a C corporation;

          WHEREAS, Real Time Technology, Inc. ("RTT") was an S corporation at the time of its acquisition by the Company on October 1, 1994;

          WHEREAS, the Company and the Stockholders wish to enter into an agreement to apply (and elect) the method provided in Code Section 1362(e)(3) to allocate the Company's income during its S Termination Year (as hereinafter defined) between the S Short Year (as hereinafter defined) and the C Short Year (as hereinafter defined); and

          WHEREAS, the Company and the Stockholders wish to provide for a tax allocation and indemnification agreement in connection with the Company's termination as an S corporation;

          NOW, THEREFORE, the parties agree as follows:

          1.  THE TERMINATION
              ---------------

          (a) Termination of S Status.  The Stockholders agree to terminate the
              ------------------------
S corporation status of the Company by revoking the S corporation election pursuant to Code Section 1362(d)(1), effective on the day preceding the closing of the sale of shares of the Company's common stock under the Public Offering (the "Termination Date").

          (b) S Termination Year.  The calendar year 1996 will be the Company's
              -------------------
S Termination Year for federal income tax purposes, as defined in Section 1362(e)(4) of the Code. Pursuant to Section 1362(e)(1) of the Code, the S Termination Year of the Company shall be divided into two short taxable years: an S Short Year and a C Short Year. As defined in Section 1362(e)(1)(A) of the Code, the S Short Year shall be that portion of the Company's S Termination Year ending on the day immediately preceding the Termination Date, and pursuant to
Section 1362(e)(1)(B) of the Code, the C Short Year shall be that portion of the Company's S Termination Year beginning on the Termination Date and ending on the last day of the calendar year. For federal income tax purposes, the Company will be treated as an S corporation during its S Short Year and as a C corporation during its C Short Year.

          2.  ELECTION TO ALLOCATE INCOME
              ---------------------------

          (a) Allocation Election.  The Company shall elect, and the
              --------------------
Stockholders shall consent, pursuant to Section 1362(e)(3) of the Code, to allocate tax items to its S Short Year and C Short Year pursuant to normal tax accounting rules (the "closing of the books method") rather than by the pro rata allocation method contained in Section 1362(e)(2) of the Code. Pursuant to the attached resolution, the Company shall make the election and the Stockholders, as the only Stockholders of the Company on the first day of its C Short Year, shall sign the requisite consents to said election on the Termination Date.

          3.  DISTRIBUTIONS
              -------------

          (a) Distribution of Accumulated Adjustments Account.  Immediately
              ------------------------------------------------
after the closing of the Public Offering, the Company shall distribute to the Stockholders the sum of $4,750,000 ("Estimated AAA"), in proportion to the percentages in which they own the common stock of the Company as of the Termination Date. Any distributions provided for in the preceding sentences shall be subject to the limitations set forth in Section 170 of the Delaware General Corporation Law.

          (b) Post Termination Date Adjustment.  Within forty-five (45) days
              ---------------------------------
after the Termination Date, the Company shall calculate the actual balance of the AAA as of the day immediately prior to the Termination Date ("Actual AAA"). If the Actual AAA is greater than the Estimated AAA, the Company shall make an additional distribution to the Stockholders, or if the Actual AAA is less than the Estimated AAA, the Stockholders shall make a contribution to the Company, in proportion to the percentages in which they own the common stock of the Company as of the Termination Date, in an amount equal to such excess or shortfall. The Company or the Stockholders, as the case may be, shall also pay interest on the amount of such distribution or contribution, from the closing under the Public Offering to the date of the distribution or contribution, at the rate which The Bank of New York announces from time to time as its prime lending rate, as in effect from time to time, compounded annually. Any such additional distribution and interest shall be due and payable by the Company within three (3) business days of the determination of the Actual AAA, and any such contribution and interest shall be due and payable by each Stockholder within three (3) business days after receipt by such Stockholder of a written notice from the Company showing the amount of the Actual AAA and the amounts of the contribution and interest payable by such Shareholder.

          (c) Filing of Tax Return.  The Company shall file the federal income
              ---------------------
tax return of the Company for the S Termination Year and such return shall reflect the Actual AAA and the distributions made pursuant to this Section 3.

          4.  INDEMNIFICATION
              ---------------

          (a) Indemnification by Stockholders.  The Stockholders jointly and
              --------------------------------
severally hereby indemnify and agree to hold the Company harmless from, against and in respect of (i) any increase in federal, state and local income tax liability (including interest and penalties, if any), incurred by the Company (after taking into account any federal tax savings realized by the Company as a result of an increase in state or local taxes), resulting from a final determination (whether by judicial decision, administrative settlement, closing agreement or otherwise) of an adjustment (in connection with an amended return, claim for refund, audit or otherwise) which has the effect of decreasing the S Corporation Taxable Income (as hereinafter defined) of such Stockholder and correspondingly increasing the taxable income of the Company for a period ending after the Termination Date, or (ii) any federal and New York State income tax liability (including interest and penalties, if any) resulting from a final determination (whether by judicial decision, administrative settlement, closing agreement or otherwise) that the Company failed to qualify as an S Corporation for federal and New York State income tax purposes for any year or years ending on or prior to December 31, 1995 or for the S Short Year; provided, however, that the amount of a payment made by a Stockholder pursuant to clause (i) of this Section 4(a) shall not exceed the amount of such Stockholder's S Corporation Taxable Income that was shifted to a C corporation taxable year of the Company less the amount of federal, state and local taxes paid (and not refunded) by such Stockholder with respect thereto. "S Corporation Taxable Income" of a Stockholder shall mean such Stockholder's allocable share of taxable income of the Company (or RTT) from all sources for all periods in which it and RTT qualified as an S Corporation for federal income tax purposes through and including the close of business on the last day of the S Short Year of the Company.

          (b) Indemnification by Company.  The Company hereby indemnifies and
              ---------------------------
agrees to hold each of the Stockholders harmless from, against and in respect of any federal, state and local income tax liability (including interest and penalties, if any), incurred by each such Stockholder resulting from a final determination (whether by judicial decision, administrative settlement, closing agreement or otherwise) of an adjustment (in connection with an amended return, claim for refund, audit or otherwise) which has the effect of decreasing the Company's taxable income for a period ending after the Termination Date and correspondingly increasing the S Corporation Taxable Income of such Stockholder; provided, however, that for purposes of this Section 4(b), the tax liability of a Stockholder resulting from an adjustment described herein shall be calculated without regard to any tax benefit such Stockholder may realize from an increase in the basis of his common stock that results from such adjustment. Any payment to a Stockholder pursuant to this Section 4(b) made more than one year after the S Termination Date shall be increased by the amount of all federal, state and local income taxes incurred by such Stockholder with respect to such payment (as increased pursuant to this sentence).

          (c) Payments.  The Stockholders or the Company, as the case may be,
              ---------
shall make any payment required under this Agreement within thirty (30) days after receipt of notice from the other party that a payment is due by such party to the appropriate taxing authority.

          (d) Subrogation.  The party (or parties) providing the indemnity under
              -----------
either Section 4(a) or 4(b) (defined solely for purposes of this Section 4(d) as the "Indemnifying Party") shall be subrogated to all rights to recovery (the "Subrogation Claims") that the party (or parties) being indemnified under
Section 4(a) or 4(b), respectively (defined solely for purposes of this Section 4(d) as the "Indemnified Party"), may have against any person or organization in respect of the tax liabilities for which the Indemnifying Party is providing indemnity. Such right of subrogation shall not exceed the amount paid by the Indemnifying Party to the Indemnified Party. The Indemnified Party shall execute and deliver instruments and papers and do whatever else is reasonably necessary to secure such rights of subrogation for the Indemnifying Party. The Indemnified Party shall provide all reasonable assistance as requested by the Indemnifying Party in order for the Indemnifying Party to pursue the Subrogation Claims. The Indemnified Party shall do nothing after any Subrogation Claim arises to prejudice the rights of the Indemnifying Party.

          5.  MISCELLANEOUS
              -------------

          (a) Governing Law.  This Agreement shall be governed by the laws of
              -------------
the State of New York (excluding its choice of law rules).

          (b) Notices.  All notices, requests, demands and other communications
              -------
hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, or mailed by certified mail, return receipt requested, addressed to the addresses as shall be furnished in writing by either party in like manner. Any such notice or communication shall be deemed to have been given as of the date delivered in person or mailed.

          (c) Assignment.  This Agreement may not be assigned by any of the
              ----------
parties hereto without the prior written consent of the other parties. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto, their heirs, legal representatives, successors and permitted assigns.

          (d) Entire Agreement.  This Agreement supersedes all prior agreements
              ----------------
and understandings between the parties hereto with respect to the subject matter contained herein. It shall constitute the entire agreement between the parties with respect to such subject matter and may not be modified or terminated orally. No modification, termination, or attempted waiver shall be valid unless in writing signed by the party against whom the same is sought to be enforced.

          (e) Severability.  The invalidity or unenforceability of any provision
              ------------
hereof shall not in any way affect the validity or enforceability of any other provision.

          (f) Counterparts.  This Agreement may be executed in several
              ------------
counterparts, each of which shall be deemed an original, but all of which counterparts collectively shall constitute an instrument representing the Agreement between the parties hereto.

          (g) Construction of Terms.  Nothing herein expressed or implied is
              ---------------------
intended, or shall be construed, to confer upon or give any person, firm or corporation, other than the parties hereto or their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

          (h) Headings.  The headings contained in this Agreement are solely for
              --------
the purposes of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



COMPUTER GENERATED SOLUTIONS,
INC.


By:
   -------------------------
   Fred B. Schlossberg
   Vice President, Finance &
   Administration

STOCKHOLDERS:


------------------------------------            -------------------------------
Philip Friedman                                 Victor Friedman